       This is a re-filing of a Form 8-A12B filing made on July 19, 2001 under
       CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 13-3692801
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

        390 Greenwich Street
         New York, New York                                10013
----------------------------------------       ---------------------------------
(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), please check the following box. [ ]

--------------------------------------------------------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                     Name of Each Exchange on Which
         To be so Registered                     Each Class is to be Registered
         -------------------                     ------------------------------
1,000,000 TIERS(R)Principal-Protected Trust
 Certificates, Series Power 2001-13 with a
      principal amount of $10,000,000
         (the "Certificates")                         American Stock Exchange
--------------------------------------------    --------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                      ----

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A" "Risk Factors";
"Description of the Certificates"; "Certain ERISA Considerations"; and "United
States Federal Income Tax Considerations" in Registrant's Prospectus Supplement
related to the TIERS(R) Principal-Protected Trust Certificates, Series Power
2001-13, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such
Prospectus Supplement is to be filed, and "Risk Factors" and "Description of
Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  EXHIBITS.
         --------

         1. Certificate of Incorporation of Structured Products Corp. is set
forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is
incorporated herein by reference.

         2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

         3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the
Registration Statement and is incorporated herein by reference.

         4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                  5. Form of the Preliminary Prospectus Supplement dated June
11, 2001 related to the TIERS(R) Principal-Protected Trust Certificates, Series
Power 2001-13, which was filed with the Securities and Exchange Commission on or about June 12, 2001, pursuant to Rule 424(b)(5) under the Securities Act of
1933, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     STRUCTURED PRODUCTS CORP.
Date:    July 19, 2001

                                                     By:  /S/ MATTHEW R. MAYERS
                                                          ---------------------
                                                          Matthew R. Mayers
                                                          Authorized Signatory